EXHIBIT 3(e)

                         ARTICLES OF AMENDMENT
                                  OF
                       ARTICLES OF INCORPORATION
                                  OF
                       FOOD TECHNOLOGY SERVICE, INC.


     Pursuant to the provisions of Section 607.181 of the Florida General Corporation Act, the undersigned corporation does hereby adopt these Articles of Amendment to its Articles of Incorporation, and the undersigned officers do hereby certify individually and on behalf of the undersigned corporation as follows:

     1. The name of the corporation is Food Technology Service, Inc. (the "Corporation"). The Articles of Incorporation of this Corporation were filed by the Department of State of the State of Florida on December 9, 1985, effective December 11, 1985, and the document number of this Corporation is H89387.

     2. ARTICLE III of the Articles of Incorporation of this Corporation shall be deleted in its entirety, and in its place and stead shall be substituted the following:


                               ARTICLE III

          The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 20,000,000 shares of common stock having a par value of $.01 per share.

     3. This Amendment was recommended by the Board of Directors to the Corporation's shareholders on February 11, 1997.

     4. On July 14, 1997 the holders of a majority of the outstanding shares of Common Stock of the Corporation, the only class of securities outstanding, adopted this amendment to the Corporation's Articles of Incorporation at a duly called and convened meeting of such shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.


     IN WITNESS WHEREOF, Food Technology Service, Inc. has caused these Articles of Amendment to its Articles of Incorporation to be executed on this 20th day of November, 1997.

                                       FOOD TECHNOLOGY SERVICE, INC.


                                       By:  /s/ E.W. (Pete) Ellis
                                          ____________________________
                                            E.W. (Pete) Ellis, President